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                                                                   EXHIBIT 11.01


SYMANTEC CORPORATION
COMPUTATION OF NET INCOME (LOSS) PER SHARE

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                                                                               Year Ended March 31,
                                                             --------------------------------------
(In thousands, except per share data)                            1996           1995           1994
                                                             --------        -------       --------
PRIMARY NET INCOME (LOSS) PER SHARE
     Net income (loss)                                       $(39,783)       $33,409       $(44,421)
     Interest on assumed conversion of convertible
          subordinated debentures, and assumed
          repayment of short-term and long-term
          borrowings and investment in U.S.
          government securities, net of income
          tax effect                                               --            468             --
                                                             --------        -------       --------
     Net income (loss), as adjusted                          $(39,783)       $33,877       $(44,421)
                                                             --------        -------       --------
                                                             --------        -------       --------
     Weighted average number of common
          shares outstanding during the period                 52,664         49,338         46,270
     Shares issuable from assumed exercise
          of options                                               --          9,606             --
     Shares assumed repurchased with proceeds,
          limited to 20% of total shares outstanding               --         (6,763)            --
                                                             --------        -------       --------
     Common and common stock equivalent
          shares outstanding for purpose of
          calculating primary net income (loss)
          per share                                            52,664         52,181         46,270
                                                             --------        -------       --------
                                                             --------        -------       --------
     Primary net income (loss) per share                     $  (0.76)       $  0.65       $  (0.96)
                                                             --------        -------       --------
                                                             --------        -------       --------
FULLY DILUTED NET INCOME (LOSS) PER SHARE
     Net income (loss)                                       $(39,783)       $33,409       $(44,421)
     Interest on assumed conversion of convertible
          subordinated debentures, and assumed
          repayment of short-term and long-term
          borrowings and investment in U.S.
          government securities, net of income
          tax effect                                               --          1,246             --
                                                             --------        -------       --------
     Net income (loss), as adjusted                          $(39,783)       $34,655       $(44,421)
                                                             --------        -------       --------
                                                             --------        -------       --------
     Weighted average number of common
          shares outstanding during the period                 52,664         49,338         46,270
     Shares issuable from assumed exercise
          of options                                               --         10,031             --
     Shares issuable from assumed conversion
          of convertible subordinated debentures                   --          2,083             --
     Shares assumed repurchased with proceeds,
          limited to 20% of total shares outstanding               --         (4,961)            --
                                                             --------        -------       --------
     Total shares for purpose of calculating
          fully diluted net income (loss) per share            52,664         56,491         46,270
                                                             --------        -------       --------
                                                             --------        -------       --------
     Fully diluted net income (loss) per share               $  (0.76)       $  0.61       $  (0.96)
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